UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 2, 2021

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 2, 2021, Bel Fuse Inc., a New Jersey corporation (“Bel” or the “Company”), entered into an Amended and Restated Credit and Security Agreement (the “New Credit Agreement”), by and among the Company, as the borrower, KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein.  The New Credit Agreement amends, restates and supersedes Bel’s prior Credit and Security Agreement, dated as of June 19, 2014 and amended and restated as of June 30, 2014, by and among the Company, KeyBank and the other lenders party thereto (the “Prior Credit Agreement”).

The New Credit Agreement provides Bel with a $175 million 5-year senior secured revolving credit facility (the “New Revolver”), with a sublimit of up to $10 million available for letters of credit and a sublimit of up to $5 million available for swing line loans.  The New Revolver replaces and refinances the $75 million revolving credit facility and the $125 million term loan that had existed under the Prior Credit Agreement.  Under the terms of the New Credit Agreement, the Company is entitled, subject to the satisfaction of certain conditions, to request additional commitments under the New Revolver or the addition of a term loan facility in the aggregate principal amount of up to $100 million for all such increases (revolver and term) to the extent that existing or new lenders agree to provide such additional commitments and/or term loans.  In addition to requesting loans denominated in U.S. dollars, the New Credit Agreement provides that up to a U.S. Dollar equivalent principal amount of $15 million of the New Revolver may be borrowed by Bel in alternate foreign currencies including Euros, Pounds Sterling, Japanese Yen and such other currency as requested by Bel and consented to by KeyBank and each lender.

In connection with the effectiveness of the New Credit Agreement, the Company and certain of the Company’s material U.S. subsidiaries (together with the Company, the “Loan Parties”) provided to the administrative agent, for the benefit of the lenders, confirmation of the continuing use and effectiveness of each guaranty of payment and each security document executed and delivered by the Loan Parties in connection with the Prior Credit Agreement.  As a result, consistent with the Prior Credit Agreement, the obligations of the Company under the New Credit Agreement are guaranteed by the Loan Parties’ material U.S. subsidiaries, and secured by a first priority security interest in substantially all of the existing and future personal property of the Loan Parties, certain material real property of the Loan Parties and certain of the Loan Parties’ material U.S. subsidiaries, including 65% of the voting capital stock of certain of the Loan Parties’ direct foreign subsidiaries.

The borrowings under the New Credit Agreement will bear interest, generally payable quarterly, at a rate equal to, at the Company's option, either (1) LIBOR, plus a margin ranging from 1.125% per annum to 2.125% per annum depending on the Company’s leverage ratio, or (2)(a) an alternate “Base Rate,” which is the highest of (i) KeyBank’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the LIBOR rate with a maturity of one month plus 1%, plus (b) a margin ranging from 0.125% per annum to 1.125% per annum, depending on the Company’s leverage ratio.  Additionally, the New Credit agreement contains standard provisions and procedures for transition to a benchmark other than the Eurodollar Rate to determine the applicable interest rate (including reference to the secured overnight financing rate (SOFR) published by the Federal Reserve Bank of New York), with provisions applying that alternate benchmark where applicable following the replacement of LIBOR.  Pursuant to the terms of the New Credit Agreement, the Company has agreed to pay to KeyBank, as administrative agent for the ratable account of the revolving lenders in consideration for their commitments in respect of the New Revolver, a commitment fee due quarterly in arrears and calculated based on the average unused amount of the facility (exclusive of swing line exposure), at a rate ranging from 0.2% per annum to 0.3% per annum, depending on the Company’s leverage ratio.

Revolving loans borrowed under the New Credit Agreement mature on September 1, 2026, and the commitments with respect to the New Revolver will automatically terminate on such date.

The New Credit Agreement contains customary representations and warranties, covenants and events of default.  In addition, the New Credit Agreement contains financial covenants that measure (i) the ratio of the Company’s total funded indebtedness, on a consolidated basis, less the aggregate amount of all unencumbered cash and cash equivalents, to the amount of the Company’s consolidated EBITDA (“Leverage Ratio”) and (ii) the ratio of the amount of the Company’s consolidated EBITDA to the Company’s consolidated fixed charges (“Fixed Charge Coverage Ratio”).  If an event of default occurs, the lenders under the New Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

KeyBank and certain of the agents and lenders party to the New Credit Agreement (and each of their respective subsidiaries or affiliates) have and may in the future provide investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates.  Certain of these parties have received, and these parties may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Concurrent with its entry into the New Credit Agreement, the Company borrowed $115 million under the New Revolver facility, of which approximately $101.9 million and $12.0 million, respectively, was applied to discharge and satisfy in full the remaining obligations outstanding under the former term loan and the previous revolving credit facility that had existed under the Prior Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1       Amended and Restated Credit and Security Agreement, dated as of September 2, 2021, by and among Bel Fuse Inc., as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and the other lenders identified therein.

104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2021	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit and Security Agreement, dated as of September 2, 2021, by and among Bel Fuse Inc., as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and the other lenders identified therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).